Exhibit 10.1

ORIGIN BANCORP, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

	TABLE OF CONTENTS	Page
ARTICLE I	GENERAL	4
1.1	Purpose of the Plan
1.2	Compliance With Code
1.3	ERISA
1.4	Term of Plan
ARTICLE II	DEFINITIONS AND CONSTRUCTION	4
2.1	Definitions
2.2	Construction
ARTICLE III	ADMINISTRATION	6
3.1	Administration by the Committee
3.2	Policies and Procedures Established by the Committee
3.3	Delegation
3.4	Indemnification
ARTICLE IV	SHARES SUBJECT TO PLAN	7
4.1	Maximum Number of Shares Issuable
4.2	Adjustments for Changes in Capital Structure
ARTICLE V	ELIGIBILITY	7
5.1	Employees Eligible to Participate
5.2	Determination of Eligibility
ARTICLE VI	OFFERING PERIOD	7
6.1	Offering Periods
6.2	Maximum Offering Period
ARTICLE VII	PARTICIPATION IN THE PLAN	8
7.1	Initial Participation
7.2	Continued Participation
ARTICLE VIII	RIGHT TO PURCHASE SHARES	8
8.1	Grant of Purchase Right
8.2	Exclusion of Certain Stockholders
8.3	Calendar Year Purchase Limitation
ARTICLE IX	PURCHASE PRICE	8
9.1	Purchase Price
9.2	Establishment by Committee
ARTICLE X	PAYMENT OF PURCHASE PRICE	9
10.1	Payroll Deduction Only
10.2	Amount of Payroll Deductions
10.3	Commencement of Payroll Deductions
10.4	Election to Change or Stop Payroll Deductions
10.5	Administrative Suspension of Payroll Deductions
10.6	Participant Accounts
10.7	No Interest Paid
10.8	Voluntary Withdrawal from Plan Account

	TABLE OF CONTENTS	Page
ARTICLE XI	PURCHASE OF SHARES	10
11.1	Exercise of Purchase Right
11.2	Pro Rata Allocation of Shares
11.3	Delivery of Shares
11.4	Return of Cash Balance
11.5	Expiration of Purchase Right
ARTICLE XII	WITHDRAWAL FROM PLAN OR OFFERING	10
12.1	Voluntary Withdrawal from the Plan
12.2	Return of Payroll Deductions
ARTICLE XIII	TERMINATION OF EMPLOYMENT OR ELIGIBILITY	11
13.1	Termination of Participation
13.2	Return of Payroll Deductions
ARTICLE XIV	CHANGE-IN-CONTROL	11
14.1	Definition
14.2	Effect of Change-in-Control on Purchase Rights
ARTICLE XV	DESIGNATION OF BENEFICIARY	11
15.1	Designation Procedure
15.2	Absence of Beneficiary Designation
ARTICLE XVI	MISCELLANEOUS	12
16.1	Nontransferability of Purchase Rights
16.2	Compliance with Securities Law
16.3	Rights As a Stockholder and Employee
16.4	Notification of Disposition of Shares
16.5	Indebtedness to Company
16.6	Notices
16.7	Amendment or Termination of the Plan
16.8	Effective Date
16.9	Governing Law
16.1	Headings, etc., No Part of Plan

ORIGIN BANCORP, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
ORIGIN BANCORP, INC., a Louisiana corporation (the “Company”) hereby establishes the ORIGIN BANCORP, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) to be effective March 15, 2021.
ARTICLE I
GENERAL
1.1    Purpose of the Plan. The purpose of the Plan is to encourage and enable Eligible Employees of the Company and its Subsidiaries to acquire proprietary interests in the Company through the ownership of Stock. The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentive for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.
1.2    Compliance With Code. It is the intention of the Company to have this Plan and the Purchase Rights granted pursuant to this Plan satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder (the "IRS Code").
1.3    ERISA. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).
1.4    Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
2.1    Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)    “Board” means the Board of Directors of the Company.
(b)    “Committee” means the Compensation Committee or other committee or subcommittee of the Board to which the Board duly designates administration of the Plan and having such powers as specified by the Board, or, if no committee or subcommittee is then serving, the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers to administer the Plan as set forth herein, subject to any applicable limitations imposed by law.
(c)    “Company” means Origin Bancorp, Inc., a Louisiana corporation, or any successor corporation thereto.
(d)    “Compensation” means, with respect to any Offering Period, only the base salary or base compensation of the Participant paid during such period, and shall not include any commissions, bonuses, overtime, or any deferrals under Sections 401(k) or 125 of the Code. Compensation shall be limited to amounts actually payable in cash directly to the Participant during the Offering Period.
(e)    “Eligible Employee” means an Employee who meets the requirements set forth in ARTICLE V for eligibility to participate in the Plan.
(f)    “Employee” means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Subsidiary. Services solely as a director of the Company or a Subsidiary, or payment of a fee for such services, shall not cause a director to be considered an Employee for purposes of the Plan. A Participant shall be deemed to have ceased to be an Employee upon his or her actual termination of employment with the Company and all Subsidiaries thereof. For purposes of the Plan, an employment relationship will be treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence that is approved by the Company or a Subsidiary or that is legally protected under applicable laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.
(g)    “Enrollment Date” means the last Trading Day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(h)    “Fair Market Value” means, as of any date:
(i)    If the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price of the Stock on such date or, if such exchange was not open for trading on such date, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded.
(ii)    If the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on such day, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids.
(iii)    If the shares of Stock are not actively traded or reported on any exchange or system or over-the-counter markets, Fair Market Value shall mean the fair market value of a share of Stock as determined in good faith by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant, including but not limited to opinions of independent experts, the price at which recent sales have been made, the book value of the Stock and the Company’s current and future earnings.
(i)    “Human Resources” means the [Human Resources Department] of Origin Bank, a Louisiana state-chartered bank and Subsidiary of the Company.
(j)    “Offering” means the grant of Purchase Rights to purchase shares of Stock pursuant to the Plan to Eligible Employees. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, and the substance of the provisions of the Plan pertaining to (i) eligibility; (ii) the grant of Purchase Rights; (iii) the Purchase Price; (iv) participation, withdrawal, and termination; and (v) the exercise of Purchase Rights
(k)    “Offering Date” means, for any Offering, the first day of the Offering Period.
(l)    “Offering Period” means the period established in advance by the Committee during which payroll deductions shall be collected to purchase Stock pursuant to an Offering under the Plan as provided in ARTICLE VI.
(m)    “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with ARTICLE VII and remains a participant in accordance with the Plan.
(n)    “Participation Agreement” means a written agreement in such form as specified by the Company, which states an Employee’s election to participate in the Plan, indicates the level of contribution expressed in whole percentages of the Employee’s Compensation, and authorizes payroll deductions under the Plan from the Employee’s Compensation.
(o)    “Purchase Date” means, for any Offering Period, the last Trading Day of such period.
(p)    “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with ARTICLE IX.
(q)    “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in ARTICLE VIII, which the Participant may or may not exercise during the Offering Period in which such option is outstanding.
(r)    “Stock” means the Five Dollar ($5.00) per share par value common stock of the Company, as adjusted from time to time in accordance with Section 4.2.
(s)    “Subsidiary” means any corporation, bank or other corporate entity (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(t)    “Trading Day” means a day on which the national securities exchanges or Nasdaq Stock Market are open for trading.
2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular and the masculine pronouns shall include the feminine. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
ARTICLE III
ADMINISTRATION
3.1    Administration by the Committee. The Plan shall be administered by the Committee. Without limiting the authority of the Committee, it shall have the authority to perform the following functions:
(a)Determine how and when Purchase Rights will be granted and the provisions of each Offering of such Purchase Rights (provided, however, that all Participants granted Purchase Rights pursuant to the Plan have the same “rights and privileges” within the meaning of Section 423(b)(5) of the Code);
(b)Construe and interpret the ESPP and Purchase Rights, and establish, amend, and revoke rules and regulations for the proper administration of the Plan (as described in Section 3.2 below), and correct any defect, omission, or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective;
(c)Settle all controversies regarding the Plan and Purchase Rights granted under it;
(d)Suspend or terminate the Plan at any time;
(e)Delegate its authority to perform day-to-day functions as prescribed in Section 3.3 below; and
(f)Exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company and to carry out the intent that the Plan satisfy the requirements of Section 423 of the Code.
Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder shall be final, binding and conclusive upon all persons having an interest therein.
3.2    Policies and Procedures Established by the Committee. The Committee may, from time to time, consistent with the Plan, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Committee, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Participation Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (d) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Committee with respect to the Plan shall be consistent with the requirement under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of such Section.
3.3    Delegation. The Committee may, from time to time, delegate certain of its administrative duties and authorities to other committees, subcommittees, departments and/or personnel of the Company or a Subsidiary. Notwithstanding the provisions of Section 3.1, certain day-to-day administrative duties have been specifically delegated, under the provisions of this Plan document, to Human Resources, and Human Resources shall perform said duties on behalf of the Committee and in accordance with the rules and regulations adopted by the Committee. The Committee and Human Resources may use such other resources, including third party vendors, in performing their duties hereunder.
3.4    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, Committee or officers or employees of the Company or a Subsidiary, members of the Board, the Committee and any officers or employees of the Company or a Subsidiary to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
ARTICLE IV
SHARES SUBJECT TO PLAN
4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued pursuant to Purchase Rights under the Plan shall not exceed, in the aggregate, one million (1,000,000) shares of Stock. Such Stock shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.
4.2    Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become shares of another corporation or other corporate entity, the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for shares of such other entity. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Committee, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
ARTICLE V
ELIGIBILITY
5.1    Employees Eligible to Participate. Other than those Employees who are ineligible under Section 8.2 or other provisions of the Plan, all Employees of the Company and/or its Subsidiaries are eligible to participate in the Plan (“Eligible Employees”). Eligible Employees must have been employed by the Company and/or a Subsidiary for a continuous period of at least ninety (90) days ending on the Offering Date in order to participate in the Plan during the Offering Period beginning on such date. The Committee may, in its discretion, make any change to the eligibility requirements in this Section 5.1 so long as such requirements comply with Section 423 of the Code.
5.2    Determination of Eligibility. Unless the Committee makes a contrary determination, Human Resources shall determine, in good faith, and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of such determination, all such determinations by Human Resources or the Committee shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination.
ARTICLE VI
OFFERING PERIOD
6.1    Offering Periods. Unless otherwise established by the Committee, the Plan shall be implemented by sequential Offering Periods of approximately twelve (12) months duration each. The Committee may establish staggered Offering Periods to run simultaneously. In no event, however, shall more than two Offering Periods run simultaneously. The first Offering Period shall begin on June 1, 2021 and end on the last Trading Day of May, 2022. Subsequent Offering Periods shall begin on the first Trading Day of the month immediately following the close of each Offering Period and shall end on the last Trading Day of the twelfth (12th) month thereafter.
6.2    Maximum Offering Period. Notwithstanding the foregoing, the Committee may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.

ARTICLE VII
PARTICIPATION IN THE PLAN
7.1    Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Participation Agreement to Human Resources not later than the close of business on the Enrollment Date with respect to such Offering Period. An Eligible Employee who does not deliver a properly completed Participation Agreement to Human Resources on or prior to the Enrollment Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Participation Agreement to Human Resources on or before the Enrollment Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee within the 90-day period ending on the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period. In no event may an Eligible Employee participate in an Offering Period while simultaneously participating in another Offering Period that previously commenced under the Plan.
7.2    Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment as provided in ARTICLE XIII. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Participation Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Participation Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Participation Agreement.
ARTICLE VIII
RIGHT TO PURCHASE SHARES
8.1    Grant of Purchase Right. Except as otherwise specified by the Committee prior to such date, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be automatically granted a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a share of Stock on such Offering Date or (b) five thousand (5,000) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.
8.2    Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee or Participant shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee or Participant would own or hold options to purchase stock of the Company or of any of its Subsidiaries possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 8.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee or Participant.
8.3    Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of the Company and/or its Subsidiaries intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.
ARTICLE IX
PURCHASE PRICE
9.1    Purchase Price. Subject to Section 9.2, the Purchase Price of a share of Stock on each Purchase Date shall be the lower of (a) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Offering Date of the Offering Period in which such Purchase Date occurs, or (b) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date.

9.2    Establishment by Committee. Notwithstanding Section 9.1, the Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than the amount determined under Section 9.1.
ARTICLE X
PAYMENT OF PURCHASE PRICE
10.1    Payroll Deduction Only. Except as expressly provided herein, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted. In no event may any portion of the Purchase Price be paid through any contribution by or on behalf of any Participant other than payroll deductions.
10.2    Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted from a Participant’s Compensation on each payday during an Offering Period and held for payment of the Purchase Price hereunder shall be determined by the Participant’s Participation Agreement. The Participation Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) or more than five percent (5%). The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.
10.3    Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.
10.4    Election to Change or Stop Payroll Deductions. During an Offering Period, a Participant may elect to increase or decrease the rate of or to temporarily or permanently stop deductions from his or her Compensation by delivering to the Committee an amended Participation Agreement authorizing such change. No such change may increase the Participant’s deferral above five percent (5%) or decrease his or her deferral below one percent (1%) (or such other maximum and/or minimum deferral limits as have been established by the Committee for the Offering Period) unless such Participant withdraws from the Plan as provided in Section 12.1. The amended Participation Agreement must be delivered to Human Resources at least ten (10) days preceding the beginning of the first pay period for which such election is to be effective, unless a different date is established by the Committee and announced to the Participants. A Participant shall be allowed to elect to change the amount of his or her deferrals or temporarily stop deferrals only once during an Offering Period. If a Participant elects to temporarily stop deferrals, the temporary period for which such deferrals are stopped must be at least ninety (90) days. The Committee may change the foregoing requirements applicable to payroll deductions effective as of any Offering Date.
10.5    Administrative Suspension of Payroll Deductions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions or contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Participation Agreement at the beginning of the next Offering Period the Purchase Date of which falls in the following calendar year, provided that the individual is a Participant in such Offering Period, unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee.
10.6    Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
10.7    No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan; provided, however, that upon a determination by the Committee, the Company may elect to pay interest (without an obligation to do so) on sums previously deducted from a Participant’s Compensation in the event that the Company unilaterally returns such sums to the Participant prior to the end of an Offering Period.
10.8    Voluntary Withdrawal from Plan Account. A Participant may withdraw all or a portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Human Resources a written notice on a form provided by the Committee for such purpose. Amounts withdrawn shall be returned without interest to the Participant as soon as practicable after the Human Resource’s receipt of the notice of withdrawal and may not be redeposited to the Plan or applied to the purchase of shares in any Offering under the Plan. The Committee may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.
ARTICLE XI
PURCHASE OF SHARES
11.1    Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire, pursuant to the exercise of the Participant’s Purchase Right, the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.
11.2    Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Committee shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Committee determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
11.3    Delivery of Shares. As soon as practicable after each Purchase Date, the Company shall arrange for the appropriate entry on the books and records of the Company or of a duly authorized transfer agent of the Company evidencing such shares of Stock purchased by the Participant on such Purchase Date; provided that the Company may at its option deliver certificates representing such shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or if requested by the Participant, in the name of the Participant or his or her spouse, or, if applicable, in the names of the heirs of the Participant.
11.4    Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date and if such Participant continues to participate in the subsequent Offering Period, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Offering Period, as the case may be.
11.5    Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

ARTICLE XII
WITHDRAWAL FROM PLAN OR OFFERING
12.1    Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to Human Resources a written notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering Period from which he or she withdrew, but may participate in any subsequent Offering Period by again satisfying the requirements of ARTICLE V and Section 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Committee for a reasonable period prior to the effectiveness of the Participant’s withdrawal.
12.2    Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

ARTICLE XIII
TERMINATION OF EMPLOYMENT OR ELIGIBILITY
13.1    Termination of Participation. Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Company and all Subsidiaries for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of ARTICLE V and Section 7.1.
13.2    Return of Payroll Deductions. In the event of termination as provided under Section 13.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with ARTICLE XV, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13.2.
ARTICLE XIV
CHANGE IN CONTROL
14.1    Definition. “Change-in-Control” shall mean, with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company, occurring singly or in a series of related events (any of the above, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 14.1(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple events are related, and its determination shall be final, binding and conclusive.
14.2    Effect of Change-in-Control on Purchase Rights. In the event of a Change-in-Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Plan, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change-in-Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change-in-Control nor exercised as of the date of the Change-in-Control shall terminate and cease to be outstanding effective as of the date of the Change-in-Control and all Participants’ accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participants. Interest shall not be paid on sums returned pursuant to this Section.
ARTICLE XV
DESIGNATION OF BENEFICIARY
15.1    Designation Procedure. Each Participant may file a written designation of beneficiary with Human Resources; and, unless restricted by community property law or other state law restricting distributions at death, such beneficiary will receive (a) shares of Stock and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares of Stock and cash or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.
15.2    Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 15.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares of Stock and/or cash credited to the Participant’s Plan account to the Participant’s legal representative.

ARTICLE XVI
MISCELLANEOUS
16.1    Nontransferability of Purchase Rights. Neither payroll deductions credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to ARTICLE XV shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.
16.2    Compliance with Securities Law. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state, local and foreign law with respect to such securities. A Purchase Right may not be granted or exercised if the grant of such Purchase Right or issuance of shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to grant such Purchase Right or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the grant or exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
16.3    Rights As a Stockholder and Employee. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or any Subsidiary nor interfere in any way, in compliance with applicable laws, with any right of the Company or any Subsidiary to terminate the Participant’s employment at any time.
16.4    Notification of Disposition of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two (2) years after the date of grant of such Purchase Right or one (1) year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.
16.5    Indebtedness to Company. Notwithstanding any provision of this Agreement, if at any time a Participant is entitled to a distribution of his or her accumulated payroll deductions for any reason, whether due to a voluntary withdrawal pursuant to Section 12.1 or termination under Section 13.1 or otherwise, the Participant is indebted to the Company or a Subsidiary in any amount and for any reason, including but not limited to embezzlement, such participant’s accumulated payroll deductions shall first be applied to repay such indebtedness to the Company and/or its Subsidiaries, unless otherwise prohibited by law. Any excess accumulated payroll deductions shall be refunded to the Participant as soon as practicable.
16.6    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.
16.7    Amendment or Termination of the Plan. The Committee may at any time amend or terminate the Plan, except that no such amendment or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an “employee stock purchase plan” pursuant to Section 423 of the Code, to meet the requirements for the tax benefits provided in Section 423(c) of the Code, or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan. This Plan shall automatically terminate on the first anniversary of its adoption by the Board if not approved by the stockholders of the Company on or prior to such date.
16.8    Effective Date. The Plan shall become effective on March 15, 2021; however no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company pursuant to Section 423 of the Code, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
16.9    Governing Law. Except to the extent governed by the provisions of Section 423 of the Code and the Treasury Regulations and guidance thereunder, the Plan shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to conflict of laws principles.
16.10    Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.
IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its officers thereunto duly authorized and attested as of the date first-noted above.

ATTEST:	ORIGIN BANCORP, INC.

By:	By:
Name:
Title: